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                                                                    EXHIBIT 4.4

                          DEED NUMBER FIFTY-THREE (53)

                     DEED OF CONSTITUTION OF FIRST MORTGAGE


         In the City of San Juan, Commonwealth of Puerto Rico, this third (3rd) day of November, nineteen hundred ninety nine (1999).

                                   BEFORE ME

         ALFREDO ALVAREZ IBANEZ, Attorney-at-Law and Notary Public in and for the Commonwealth of Puerto Rico with offices located on the Eighth Floor of the American International Plaza in Hato Rey, Puerto Rico, and residence in San Juan, Puerto Rico.

                                     APPEARS

         AS THE SOLE APPEARING PARTY: DORAL PROPERTIES, INC., employer identification number 66-0572283, a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter called the "Mortgagor"), herein represented by its Vice President, Ernesto Carattini, also known as Ernesto Carattini Alvarado, of legal age, single, business executive and resident of San Juan, Puerto Rico, whose authority to appear herein is evidenced pursuant to a Certificate of Resolution executed by Mortgagor's Secretary executed before Notary Public Eduardo J. Arias Rodriguez on November third
(3rd), nineteen hundred ninety-nine (1999).

         I, the Notary, hereby certify that I personally know the person appearing herein and from his statements I also attest as to his age, civil status, occupation and residence. The person appearing herein assures me that he has, and in my



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judgment he does have, the legal capacity necessary for this act, and for that purposes he freely and voluntarily

                                     STATES

         FIRST: The Property: The Mortgagor is the owner of record with valid, good, insurable and marketable fee simple title ("pleno dominio") of the three
(3) real properties described in paragraph TWENTY SECOND of this Deed, hereinafter collectively referred to as the "Property".

         SECOND: The Mortgage Note: Simultaneously herewith Mortgagor has subscribed before the undersigned Notary a Mortgage Note payable to the order of the bearer (hereinafter called the "Mortgage Note"), which is literally transcribed in paragraph THIRTEENTH hereof.

         THIRD: Creation of the Mortgage: In order to guarantee and secure:

                  (i) The full and complete payment of the principal of the Mortgage Note and the interest accruing thereon, as herein established.

                  (ii) The performance and observance of the terms and conditions contained herein and in the Mortgage Note.

                  (iii) An additional credit in the amount set forth in paragraph FOURTEENTH hereof to cover interest in addition to that secured by law (hereinafter called the "Interest Credit").

                  (iv) An additional credit in the amount set forth in paragraph FOURTEENTH hereof to cover any amounts that may be paid by or advanced by the Mortgagee (as hereinafter defined) hereunder, together with interest thereon (hereinafter called
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         the "Credit for Additional Advances").

                  (v) An additional credit which Mortgagor undertakes to pay as a liquidated amount (hereinafter called the "Credit for Collection Costs and Fees"), in the amount set forth in paragraph FOURTEENTH hereof, to cover costs and expenses (including attorney's fees) of the Mortgagee in the event that such Mortgagee shall have to take recourse to the courts, including bankruptcy proceedings, or to any other governmental agency in order to collect all or any part of the principal thereof or any interest thereon (by foreclosure or other proceedings or action).


         (The Interest Credit, the Credit for Additional Advances and the Credit for Collection Costs and Fees shall be hereinafter collectively referred to as the "Additional Credits").

         Mortgagor hereby constitutes and creates a voluntary first priority mortgage (the "Mortgage") in favor of the bearer or any future holder or transferee of the Mortgage Note (hereinafter referred to as the "Mortgagee") on the following property (hereinafter collectively referred to as the "Mortgaged Property"):

                  (a) the Property described in Paragraph TWENTY SECOND of this Deed;

                  (b) all of Mortgagor's buildings, structures, additions, fixtures, and improvements, appurtenances and facilities now located thereon and those new buildings and structures, additions, fixtures, and improvements hereafter erected or placed or constructed on said Property and all

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         materials intended for the construction, reconstruction, alteration and repair of such buildings or improvements now or hereafter erected thereon or hereafter constructed, all of which materials shall be deemed to be included within the Mortgaged Property immediately upon the delivery thereof to the Property;

                  (c) all of the rights, title and interest of the Mortgagor, in and to, all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances, licenses, passages, waters, water rights, riparian rights, and other rights, liberties and privileges thereof or in any way or hereafter appertaining, including any other claim at law or in equity, franchise or license and the reversion and reversions, and remainder and remainders thereof and any other property belonging or appertaining to the Property, and all of the right, title and interest of the Mortgagor in and to any streets, ways, alleys, strips or gores of the Property or any part thereof;

                  (d) all of the Mortgagor's rights, title and interest (but none of its obligations) as landlord, whether named as such therein or by assignment or otherwise, to receive payments of money under all leases or similar agreements of all or part of the Property or of space therein, or at any time hereafter made and any and all amendments, modifications, supplements, renewals and extensions thereof, including without limitation all rents, additional rents, revenues, earnings, profits and income, payments incident to any assignment, sublease or surrender of any lease, claims for

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         forfeited deposits and claims for damages, now due or hereafter to become due with respect to any such lease or similar agreement;

                  (e) all awards, compensations and payments in respect of taking by condemnation or eminent domain of any of the foregoing, subject to the terms of paragraph FIFTH hereof;

                  (f) all indemnities to which Mortgagor and the Mortgagee may be entitled under any policy of insurance covering the Mortgaged Property or any part thereof, subject to the terms of paragraph FOURTH
         (Five) hereof;

                  (g) all of the Mortgagor's rights, title and interest to all furniture, furnishings, fixtures, machinery, apparatus and equipment, now or hereafter located on the Property, or located in, or used, or procured for use, in connection with the operation, maintenance or protection of any of the buildings, structures, improvements or facilities located or to be located in the Property, including, without limitation, lighting, plumbing, sanitary, air conditioning equipment and fire protection systems, now owned or hereafter acquired by the Mortgagor, which under the Civil Code of Puerto Rico may properly be characterized or classified as real or immovable property either by nature or by destination; and

                  (h) all renewals and replacements of, substitutions for and additions to the Property, and all other property, real personal or mixed now owned or hereafter acquired by Mortgagor or in any way appertaining to such Property or any part thereof, as well as all lands which may be

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         consolidated or grouped with the Property.


         FOURTH: Obligations of Mortgagor: For the consideration heretofore set forth the Mortgagor is obliged and undertakes as follows:

                  One: To satisfy the debt as set forth in the Mortgage Note.

                  Two: To pay prior to delinquency and without requiring any notice from Mortgagee, all Impositions (as defined below) and satisfy any claim, lien or encumbrance against the Mortgaged Property which may be or become superior to this Mortgage, and to permit no default or delinquency on any other lien, encumbrance or charge against the Mortgaged Property, unless and to the extent only that any such item is being contested in good faith by appropriate proceedings and appropriate reserves have been set aside with respect thereto in conformity with generally accepted accounting principles in effect from time to time in the United States of America.

                  Three: To maintain the Mortgaged Property as required under any pledge agreement or other instrument under which the Mortgage Note is assigned or pledged. In the event the Mortgagor fails to care for and maintain in good condition the buildings existing upon or that may in the future be constructed on the Mortgaged Property or the improvements to the same, the Mortgagee, after giving reasonable prior written notice to Mortgagor and reasonable time to remedy, may make such repairs as in its judgment may be necessary for the preservation of the Mortgaged Property and its appurtenances, and the total sum thus invested

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         shall be considered as due and demandable and shall be considered as secured by the Mortgage herein constituted.

                  Four: To pay all reasonable costs, expenses and disbursements including a reasonable amount for attorney's fees, as well as all reasonable expenses incurred or satisfied by the Mortgagee at any time for perfection of title of the Mortgaged Property, and all such costs, expenses and disbursements of Mortgagee, if satisfied by Mortgagee, shall be considered secured in their entirety by the Mortgage herein constituted.

                  Five: To keep the Mortgaged Property insured against such hazards and with such coverage, as may be required under any pledge agreement or other instrument under which the Mortgage Note is assigned or pledged.

                  Six: To furnish Mortgagee within ten (10) business days after request in person, or within twenty (20) business days after request by mail, a written statement duly acknowledging the amount due on or secured by, whether for principal or interest, this Mortgage or the Mortgage Note, and whether any offsets or defenses exist against such debt.

                  Seven: To comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the Mortgaged Property and the operation thereof.

                  Eight: To deliver to Mortgagee with reasonable promptness such information with respect to the Mortgaged Property as Mortgagee may reasonably request from time to time.


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         FIFTH: Condemnation. In the event of a taking of all or any part of the
Mortgaged Property as a result of or in lieu of condemnation or eminent domain, all awards and payments made on account of such taking shall be distributed and applied as may be required under any pledge agreement or other instrument under which the Mortgage Note is assigned or pledged.


         SIXTH: Additional Advances. If Mortgagor should fail to make punctual payment of any Impositions, or should fail to maintain insurance coverage on the Mortgaged Property as required from time to time by the Mortgagee, or should fail to discharge any mortgage lien, encumbrance or charge upon the Mortgaged Property, or any part thereof, which is prohibited herein or by the terms of a pledge agreement or other instrument under which the Mortgage Note is assigned or pledged, or should fail to maintain the Mortgaged Property in good condition, or should fail to perform any other term or covenant of such pledge agreement or other instrument, then Mortgagee, after giving prior notice to Mortgagor, but without consent of or demand upon Mortgagor and without waiving or releasing any obligation or default, may (but shall be under no obligation to) advance such funds as may in Mortgagee's judgment be needed for the purpose of performing such terms or covenants and Mortgagee may, in such event, take such other and further action as it may consider necessary or appropriate for such purposes. All sums so advanced or paid by Mortgagee and all reasonable costs and expenses (including reasonable attorney's

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fees and expenses) so incurred, together with interest thereon at the interest rate set forth in the Mortgage Note from the date of payment or incurring, shall constitute additional Indebtedness (as defined below) secured by this Mortgage and shall be paid by Mortgagor to Mortgagee on demand.

         SEVENTH: Further Assurances; Additional Security: Mortgagor, at its expense, will execute, acknowledge, deliver and record all such instruments and take all such action as Mortgagee for time to time may reasonably request for better assuring to Mortgagee the property and rights hereby mortgaged and assigned or intended so to be. Without notice to or consent of Mortgagor, and without impairment of the lien of, and rights under this Mortgage, Mortgagee may take (but Mortgagor shall not be obligated to furnish) from Mortgagor or from any other person or persons additional security for the Mortgage Note or for the obligations of the Mortgagor secured by the assignment or pledge of the Mortgage Note; and neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent Mortgagee from resorting first to such additional security, or to the security created by this Mortgage, in either case without affecting Mortgagee's lien and rights under this Mortgage.

         EIGHTH: Foreclosure Valuation: In compliance with Article One Hundred Seventy Nine (179) of the Mortgage Law of Puerto Rico (Act Number One Hundred Ninety Eight (198) of August eighth (8th), nineteen hundred seventy nine (1979), Mortgagor hereby declares and agrees that the value of the Mortgaged


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Property is as set forth in Paragraph FOURTEENTH hereof under the title
"Foreclosure Valuation".

         NINTH: Foreclosure: In the event that the Mortgage Note is assigned or pledged or otherwise encumbered as collateral security for the payment of any other note or debt, the Mortgagor agrees:

                  (a) That Mortgagee may foreclose this Mortgage and may exercise all other rights, remedies, powers and privileges provided herein or now or hereafter existing at law, in equity, by statute, or otherwise, without first foreclosing the pledge or other lien so constituted upon the Mortgage Note, to the same extent and with the same force and effect as if the Mortgage Note had been assigned or transferred directly to Mortgagee rather than assigned or pledged as collateral security, provided nothing contained in this Paragraph NINTH shall relieve Mortgagee from the obligation to comply with the terms of the pledge agreement or other instrument under which the Mortgage Note is assigned or pledged.

                  (b) The Mortgagee may in any action to foreclose this Mortgage or the Mortgage Note, or upon the occurrence of a default under this Mortgage or under any obligation secured by a lien upon the Mortgage Note, petition the court having jurisdiction in the premises to appoint a receiver for the Mortgaged Property, including all rents, issues and profits therefrom, and said receiver shall have the broadest powers and faculties usually granted to a receiver by a court and his appointment shall be made by the court as a matter of absolute right granted to the Mortgagee without

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         taking into consideration the value of the Mortgaged Property or the solvency of the Mortgagor or of any other party to the action, and the Mortgagor hereby consents to the appointment of such a receiver and agrees not to oppose the same.


         TENTH: Expenses of Deed; Recording Fees. All costs and expenses relating to the drafting, preparation and execution of this Deed and the cancellation of any liens or encumbrances affecting the Property shall be for the account of the Mortgagor.

         ELEVENTH: Definitions. As used in this Mortgage, the following terms are defined as follows: (a) "Impositions" shall mean all real estate and other taxes, all assessments made (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof or while this Mortgage is in force), water, sewer, electricity, utility and other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen of every character (including all penalties or interest thereon) which at any time are assessed, levied, confirmed or imposed on or in respect of or be a lien upon (i) the Mortgaged Property or any part thereof or any rents, issues, income, profits or earnings therefrom or any estate, right or interest therein or (ii) any occupancy, use or possession of or sales from the Mortgaged Property or any part thereof or (iii) this Mortgage, any interest hereon

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or any other payments due from the Mortgagor under the terms of this Mortgage;
excepting, however, the income taxes now or hereafter imposed by the United States under the Internal Revenue Code of Nineteen hundred eighty six (1986) as amended, and by the Commonwealth of Puerto Rico under the Income Tax Act of Nineteen hundred fifty-four (1954) as amended, The Internal Revenue Code of Puerto Rico of Nineteen hundred ninety-four (1994), as amended, the Municipal License Tax Act of Nineteen hundred seventy-four (1974), as amended, or under any other Act of Congress or Act of the Legislature of Puerto Rico of the same nature, modifying, amending, or substituting the statutes above mentioned, as long as they do not become a lien on the Mortgaged Property; (b) "Indebtedness" shall mean (i) the Impositions; (ii) principal and interest of the Mortgage Note; (iii) the Additional Credits referenced in paragraph FOURTEENTH of this Deed; and (iv) any and all payments which Mortgagor is or may be obliged to make under this Deed of Mortgage.

         TWELFTH: Successors and Assigns: All the terms of this Mortgage shall apply to and be binding upon the successors and assigns of Mortgagor and all persons claiming under or through Mortgagor or any such successor or assign, and shall inure to the benefit of Mortgagee. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated verbally, but only by an instrument in writing signed by the Mortgagee, notice of which is endorsed on the Mortgage Note.

         THIRTEENTH: The Mortgage Note: The Mortgage Note referred to in paragraph SECOND of this Deed is

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literally transcribed herein as follows:


                                    "MORTGAGE NOTE"

VALUE: $44,765,000.00

DUE DATE: December 1, 2029

         FOR VALUE RECEIVED, the undersigned promises to pay to the BEARER
(the "Mortgagee") the principal sum of FORTY-FOUR MILLION SEVEN HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($44,765,000.00). The unpaid balance of this obligation shall bear interest from the date of this Mortgage Note until full payment hereof, at an annual rate equal to seven percent (7%). Payments of interest and principal shall be made at the office or domicile of the Mortgagee within or without the Commonwealth of Puerto Rico, or at such other place as the Mortgagee may from time to time designate in writing.

         The undersigned hereby waives presentment, protest, demand and notice of non-payment.

         Payments of both principal and interest are to be made in lawful money of the United States of America.

         The following shall be events of default hereunder:

                  (a) if default shall be made in the due and punctual payment of any principal of and/or interest on this Mortgage Note when and as the same shall become due and payable; or

                  (b) if default shall be made by the undersigned in the due performance of or compliance with any of the terms of the Deed of Mortgage (as hereinafter defined) which secures this Mortgage Note; or


                  (c) if an event of default shall exist under any document or agreement pursuant to which this Mortgage Note is pledged, assigned, or otherwise encumbered; or

                  (d) if any material representation or warranty of the undersigned made in the Deed of Mortgage or in any agreement pursuant to which this Mortgage Note is pledged or assigned shall be false in any material respect on the date when made.

         Upon the occurrence of any event of default described above and in addition to any other remedies for which the holder of this Mortgage Note may be entitled under the Deed of Mortgage, then, upon expiration of any applicable notice, grace and cure period, the entire principal amount of this Mortgage Note at the time outstanding shall, at the option of the holder of this Mortgage Note, become immediately due and payable without notice or demand. Failure to exercise this option shall not constitute a waiver of the right to exercise such option in the event of any subsequent default.


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         This Mortgage Note is secured by a mortgage constituted pursuant to the terms of Deed Number Fifty-Three (53) of Constitution of First Mortgage, executed on the date hereof before the undersigned Notary Public ("Deed of Mortgage"), and the Mortgagee is entitled to the benefit and security provided for in the Deed of Mortgage and in any agreement executed by the undersigned assigning, pledging, or otherwise encumbering this Mortgage Note as security for the obligations described therein, and may enforce the agreements of the undersigned contained in the Deed of Mortgage and in each of said agreements or instruments, and may exercise the remedies provided thereby or otherwise in respect thereof without being required first to foreclosure on the pledge or other lien or encumbrances so constituted upon this Mortgage Note, all in accordance with the terms of the Deed of Mortgage and said agreements or instruments. No reference herein to instruments and no provision of this Mortgage Note or of said agreements or instruments shall alter or impair the obligations of the undersigned hereunder, which are continuing, absolute and unconditional, nor shall such reference affect the negotiability hereof under the Commercial Transactions Act of Puerto Rico, or any other applicable law.

         In case the Mortgagee shall take recourse to foreclosure or other judicial proceedings for the collection of all or any of the principal hereof or any interest hereon, the undersigned hereby agrees to pay an additional amount of FOUR MILLION FOUR HUNDRED SEVENTY-SIX THOUSAND FIVE HUNDRED DOLLARS ($4,476,500.00) as a liquidated amount without necessity of further liquidation or approval by the Court to cover costs and expenses (including attorney's fees and expenses) of such foreclosure or judicial proceedings.


         In San Juan, Puerto Rico, this 3rd day of November, 1999.

                                     DORAL PROPERTIES, INC.

                                     (Signed)
                                             -------------------
                                     By: Ernesto Carattini
                                     Title: Vice President

         Affidavit Number: 742

         Acknowledged and subscribed to before me by Ernesto Carattini, of legal age, single, business executive and resident of San Juan, Puerto Rico, as Vice-President of Doral Properties, Inc., to me personally known. In San Juan, Puerto Rico, this 3rd day of November, 1999.

By: (Signed) Alfredo Alvarez Ibanez
-----------------------------------
Notary Public

        "(Notarial Seal)"


         FOURTEENTH: Various Sums:
                     ------------
                  (i) The amount of the mortgage credit

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         constituted and created to secure payment of the Mortgage Note is FORTY
         FOUR MILLION SEVEN HUNDRED SIXTY FIVE THOUSAND DOLLARS
         ($44,765,000.00), distributed as follows: FORTY-TWO MILLION FIVE
         HUNDRED FORTY-ONE THOUSAND SEVEN HUNDRED SIXTEEN DOLLARS
         ($42,541,716.00) over Parcel A; EIGHT HUNDRED FIFTY FOUR THOUSAND THREE HUNDRED THIRTY FOUR DOLLARS ($854,334.00) over Parcel B; ONE MILLION THREE HUNDRED SIXTY-EIGHT THOUSAND NINE HUNDRED FIFTY DOLLARS ($1,368,950.00) over Parcel C.

                  (ii) The `Interest Credit' is in the amount equivalent to five
         (5) annuities of interest on the secured principal amount as permitted by the provisions of Article 166 of the Mortgage and Registry of Property Act of Puerto Rico of ninteen hundred seventy-nine (1979), as amended, to cover interest in addition to that secured by law, distributed as follows: an amount equal to ninety-four percent (94%) of such credit over Parcel A; an amount equal to one percent (1%) of such credit over Parcel B; and an amount equal to five percent (5%) of such credit over Parcel C.

                  (iii) The `Credit for Additional Advances' is FOUR MILLION FOUR HUNDRED SEVENTY-SIX THOUSAND FIVE HUNDRED DOLLARS ($4,476,500.00), distributed as follows: FOUR MILLION TWO HUNDRED FIFTY-FOUR THOUSAND ONE HUNDRED SEVENTY-ONE DOLLARS AND SIXTY CENTS ($4,254,171.60) over Parcel A; EIGHTY-FIVE THOUSAND FOUR HUNDRED THIRTY-THREE DOLLARS AND FORTY CENTS ($85,433.40) over Parcel B; and ONE HUNDRED THIRTY-SIX THOUSAND EIGHT HUNDRED NINETY-FIVE DOLLARS ($136,895.00) over parcel C.

                  (iv) The `Credit for Collection Costs and

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

         Fees' is FOUR MILLION FOUR HUNDRED SEVENTY-SIX THOUSAND FIVE HUNDRED DOLLARS ($4,476,500.00,) distributed as follows: FOUR MILLION TWO HUNDRED FIFTY-FOUR THOUSAND ONE HUNDRED SEVENTY-ONE DOLLARS AND SIXTY CENTS ($4,254,171.60) over Parcel A; EIGHTY FIVE THOUSAND FOUR HUNDRED THIRTY-THREE DOLLARS AND FORTY CENTS ($85,433.40) over Parcel B; and ONE HUNDRED THIRTY-SIX THOUSAND EIGHT HUNDRED NINETY-FIVE DOLLARS ($136,895.00) over Parcel C.

                  (v) The `Foreclosure Valuation' is FORTY-FOUR MILLION SEVEN HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($44,765,000.00) distributed as follows: FORTY TWO MILLION FIVE HUNDRED FORTY-ONE THOUSAND SEVEN HUNDRED SIXTEEN DOLLARS ($42,541,716.00) over Parcel A; EIGHT HUNDRED FIFTY FOUR THOUSAND THREE HUNDRED THIRTY FOUR DOLLARS ($854,334.00) over Parcel B; ONE MILLION THREE HUNDRED SIXTY-EIGHT THOUSAND NINE HUNDRED FIFTY DOLLARS ($1,368,950.00) over Parcel C.

         FIFTEENTH: Mortgagor Warranties and Represen-ations: Mortgagor represents and warrants that:

                  (i) It is the owner with valid, good, marketable, insurable and fee simple title ("pleno dominio") to the Mortgaged Property and to all rights and titles appertaining thereto.

                  (ii) It has good and lawful authority to mortgage the Mortgaged Property and all rights appertaining thereto, in the manner and form hereby mortgaged.

                  (iii) The Mortgaged Property is free and clear of all liens and encumbrances whatsoever on a parity with or superior to the liens of this Mortgage, except for those set forth in paragraph


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

         TWENTY-SECOND of this Deed.

                  (iv) The Mortgaged Property is free from unpaid taxes and assessments.

                  (v) It will warrant and defend said Mortgaged Property and the validity and priority of this Mortgage against all and every person or persons claiming the same or any part thereof.

                  (vi) It will execute whatever additional documents or instruments that may be necessary to record this document as a first mortgage in the Registry of Property as required by Mortgagee.

         SIXTEENTH: Notice: All notices or demands in writing sent by registered or certified mail, return receipt requested, through the United States mail, addressed to the owner of record of the Mortgaged Property shall constitute sufficient notice and demand upon the Mortgagor in any of the cases required by this instrument or by the relevant provisions of law. The Mortgagor will give immediate notice by mail to the Mortgagee of any proposed condemnation proceedings and of any fire, damage, or other casualty to the Mortgaged Property or of any conveyance transfer or change of ownership of the fee. The holder of the Mortgage Note, its agents or servants shall have the right to inspect the Mortgaged Property from time to time during normal business hours and as often as the Mortgagee may reasonably request.

         SEVENTEENTH: Waiver of Moratorium and Redemption: The Mortgagor, to the full extent that it may lawfully do so, agrees that it will not at any time insist upon or plead or in any way take advantage of and waives any redemption, or


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

moratorium law now or hereafter in force and effect which would prevent or hinder the enforcement of the provisions of this Deed or any rights or remedies the Mortgagee may have hereunder or by law.

         EIGHTEENTH: Rights of Way, Easements and the like: The Mortgagor will maintain, preserve and renew all rights of way, easements, apparent signs, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged Property from time to time and will not, without the prior written consent of the Mortgagee, initiate, join in or consent to any private restrictive covenant, zoning ordinance, or other public or private restriction as to the use of the Mortgaged Property which could have a material adverse effect on the Mortgaged Property.

         NINETEENTH: Mortgage Interest Not Usurious: The Mortgagor warrants and represents to Mortgagee that no interest to be accrued and payable under the Mortgage is or will be usurious under Puerto Rican laws and regulations or other applicable laws and regulations.

         Anything herein to the contrary notwithstanding, the obligations of the Mortgagor under this Mortgage, shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Mortgagee would be contrary to provisions of law applicable to the Mortgagee limiting the maximum rate of interest which may be charged or collected by the Mortgagee.

         TWENTY: Indemnification: Mortgagor will protect,


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

indemnify and save harmless Mortgagee from and against any liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including, without limitation, attorney's fees and expenses) which may be imposed, upon or incurred by or asserted against Mortgagee, except those caused by Mortgagee, its agents or employees, by reason of (a) any accident, injury or damage to any person or property occurring on or about the Mortgaged Property or any part thereof; (b) any use, or condition of the Mortgaged Property or any part thereof; (c) any failure of the Mortgagor to perform or comply with any of the provisions hereof including, without limitation, the provisions of paragraph TWENTY-FOURTH hereunder; or (d) any necessity to defend any of the rights, title or interest conveyed or created by this Mortgage.

         Upon receipt by Mortgagee of a notice of any claim or of the commencement of any action against Mortgagee, in respect to the above indemnity or to any indemnity or contribution agreement contained herein, Mortgagee will promptly give written notice of the claim or commencement of action to Mortgagor. In case such notice or any such claim or action shall be given, Mortgagor may assume the defense of such claim or action, including the employment of counsel and payment of expenses. Mortgagee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Mortgagee unless the employment of such counsel shall have been authorized in writing by the

Mortgagor or if Mortgagor shall not promptly have employed counsel to have charge of the defense of such claim or action or Mortgagee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Mortgagor (in which case, Mortgagor shall not have the right to direct the defense of such claim or action on behalf of the Mortgagee), in any of which events such fees and expenses shall be borne by the Mortgagor, but the Mortgagor shall not be responsible for the fees and expenses of more than one counsel for Mortgagee. Mortgagor shall not be liable to indemnify Mortgagee for any settlement of such claim or action effected without Mortgagor's consent.

         Any amounts payable to Mortgagee under this paragraph TWENTY which are not paid within ten (10) days after written demand therefor by Mortgagee shall bear interest at the rate set forth in the Mortgage Note from the date of such demand, and such amounts, together with interest, shall be deemed to be indebtedness secured by this Mortgage.

         TWENTY-FIRST: Limitations on Liens: Except with the prior written consent of Mortgagee, Mortgagor shall not create, assume, incur or suffer to exist any mortgage, pledge, lien, charge or other security interest or encumbrance on the Mortgaged Property or any part thereof other than the following:


                  (a) the lien of the first mortgage constituted pursuant to the terms of this Deed;

                  (b) those set forth in paragraph TWENTY-SECOND of this Deed;

                  (c) those permitted under any pledge agreement or other instrument under which the Mortgage Note is pledged or assigned or under any trust agreement or loan agreement secured thereby.

         TWENTY-SECOND: Description of the Property: The Properties are described as follows:

         PARCEL A: "RUSTICA: Predio de terreno radicado en el Barrio San Patricio (antes Monacillos) del termino municipal de San Juan, Puerto Rico, marcado en el plano de inscripcion con el numero siete guion B (7-B), con una cabida superficial de siete mil cuatrocientos veintinueve punto cero tres-cientos veinticuatro (7,429.0324) metros cuadrados, equivalentes a uno punto ocho mil novecientos uno (1.8901) cuerdas en lindes por el Norte, en dos alineaciones de cuarenta y seis punto siete mil novecientos siete (46.7907) metros con terrenos de Arco Supply Inc. y doce punto cinco mil ochocientos doce (12.5812) metros con Camino Municipal; por el Sur, en cincuenta y cuatro punto cero doscientos cincuenta y tres (54.0253) metros con Calle Marginal; por el Este, en cien punto nueve mil ciento treinta y cinco (100.9135) metros y en catorce punto nueve mil trescientos setenta y cinco metros (14.9375) con terrenos de Triple S de Puerto Rico y en catorce punto seis mil doscientos ochenta y cinco (14.6285) metros, con Camino Municipal y por el Oeste, en ciento treinta y siete punto cero trescientos noventa y un metros (137.0391) con el Lote Siete guion A (7-A) propiedad de CLEMA INVESTMENT L.L.P., S.E."

         This property was segregated from a parcel of land of approximately three point eight hundred eighty-two (3.882) cuerdas, which was in turn segregated from property number 24,742, recorded at page 15 of volume 822 of Monacillos (hereinafter referred to as "Parcel A").

         Mortgagor acquired Parcel A from Doral Financial Corporation pursuant to Deed Number Three (3) executed on even date hereof before Notary Public Jaime
E. Santos, Jr., a certified copy of which shall be filed in the Registry prior to the first certified copy of this Deed. Doral Financial Corporation acquired Parcel A pursuant to Deed

Number Thirty-Eight (38) executed on December thirteenth (13th), nineteen hundred ninety-six (1996), in San Juan, Puerto Rico, before Notary Public Miguel Garcia Suarez, which is filed and pending recordation at entry 282 of volume 531 of the Book of Daily Entries of the Registry of the Property of San Juan, Third Section (hereinafter referred to as the "Registry"). Parcel A is subject to the following liens and encumbrances:

         One. By its origin:

                  (a) Easement as servient tenement ("predio sirviente") in favor of the parcel of land owned by Seguros de Servicio de Salud de Puerto Rico;

                  (b) Easement in favor of the Electric Power Authority;

                  (c) Temporary right of way easement as servient tenement ("predio sirviente") in favor of the parcel of land owned by Cooperativa de Ahorro y Credito de Empleados Postales.


                  (d) Conditions of sale, pursuant to deed number fourteen (14) executed on December ninth (9th), nineteen hundred forty-six (1946) before Notary Public Tomas I. Nido.

                  (e) Sewer line easement.

         By itself it is subject to (i) a mortgage in the principal amount of TWO MILLION ONE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($2,135,000.00) with interest at the rate of twelve percent (12%) and due on demand, securing payment of a promissory note in favor of Scotiabank de Puerto Rico, or to its order, constituted pursuant to Deed number Thirty (30), executed in San Juan, Puerto Rico on December thirteenth (13th), nineteen hundred ninety six (1996) before Notary Public Pedro Morell Losada, filed and pending recordation at entry 283 of volume number 531 of the Book of Daily Entries of the Registry. Mortgagor shall withdraw from the Registry said Mortgage or cancel the same at its sole cost and expense; and (ii) a reciprocal easement constituted pursuant to Deed Number Thirty-Six (36) executed in San Juan, Puerto Rico, on February nineteenth
(19th), nineteen hundred ninety-eight (1998) before Notary Public Orlando Maldonado Rivera, which is filed and pending recordation at entry number 60 of volume number 552 of the Book of Daily Entries of the Registry.

         PARCEL B: "URBANA: Solar identificado con el numero diez (10) del bloque marcado con la letra "B" del Desarrollo Industrial Constitucion compuesto de una cabida superficial de mil setenta y tres metros con veinticinco centesimas de otro (1073.25 m.c.) cuadrados, colindante por el Norte, en veintitres (23.00) metros con la calle marcada con la letra "B" del Desarrollo Industrial Constitucion; por el Sur, en veinticuatro metros con setenta centesimas de otro (24.70) con terrenos propiedad de West India Machinery and Supply Company; por el Este, en cuarenta y cinco metros con veintinueve centesimas de otra (45.29) con la calle A del Desarrollo Industrial Constitucion; y por el Oeste, en cuarenta y cinco (45.00) metros con el solar "B-11" del Desarrollo Industrial Constitucion. Contiene un edificio de acero reforzado."

         This property is recorded in the Registry at page 189 of volume 466 of Monacillos, property number 16,696 (hereinafter referred to as "Parcel B").

         Parcel B was acquired by the Mortgagor pursuant to Deed Number Fourteen
(14) executed in San Juan, Puerto Rico on October twenty-second (22nd), nineteen hundred ninety-nine (1999) before Notary Public Francisco Janer Martinez, which is filed and pending recordation at entry 135 of volume number 583 of the Book of Daily Entries of the Registry.


         Parcel B is subject to the following liens and encumbrances:

                  One. By its origin:

                           (i) Easement in favor of the Puerto Rico Electric and
                  Power Authority;

                           (ii) Easement in favor of the Municipality of San
                  Juan; and


                           (iii) Restrictive covenants.

                  Two. By itself, it is free and clear of liens and encumbrances.

         PARCEL C: "URBANA: Solar identificado con los numeros ONCE y DOCE (11 y
12) del bloque marcado con la letra "B" del Desarrollo Industrial Constitucion situado en el Barrio Jesus T. Pinero, Rio Piedras, San Juan, Puerto Rico; compuesto de una cabida superficial de DOS MIL SETENTA (2,070) METROS CUADRADOS; colindante por el Norte, en cuarenta y seis (46.00) metros, con la Calle "B" del Desarrollo Industrial Constitucion; por el Sur, en cuarenta y seis (46.00) metros, con la West India Machinery & Supply Company; por el Este, en cuarenta y cinco (45.00) metros, con el solar B-Diez (B-10) del Desarrollo Industrial Constitucion; y por el Oeste, en cuarenta y cinco (45.00) metros, con el solar B-Trece (B-13) del Desarrollo Industrial Constitucion.

         En el mencionado solar ubica hoy un edificio de acero y concreto de aproximadamente diez y seis mil seiscientos cincuenta y cinco (16,655) pies cuadrados (sin incluir segundo piso de una oficina) que incluye un area refrigerada ("freezer-cooler") de aproximadamente seis mil seiscientos cincuenta (6,650) pies cuadrados, un area de oficinas, tres cuartos de bano y un "locker room"."

         This property is recorded in the Registry at the overleaf of page 6 of volume 466 of Monacillos, property number 17,301 (hereinafter referred to as "Parcel C").

         Mortgagor acquired Parcel C pursuant to Deed Number Fifteen (15) executed in San Juan, Puerto Rico on October twenty-second (22nd), nineteen hundred ninety-nine (1999) before Notary Public Francisco Janer Martinez, which is filed and pending recordation at entry 253 of volume number 583 of the Book of Daily Entries of the Registry.

         Parcel C is subject to the following liens and encumbrances:

                  One. By its origin:

                           (i) Restrictive covenants;

                           (ii) Easement in favor of the Puerto Rico Electric
                  Power Authority; and

                           (iii) Easement in favor of the Municipality of San
                  Juan.

                  Two. By itself:

                           Mortgage securing payment of a mortgage note payable
to bearer in the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000) at an interest rate of twelve percent (12%) per annum constituted pursuant to Deed Number Six (6) executed in San Juan, Puerto Rico on December thirty-one
(31), nineteen hundred seventy-nine (1979) before Notary Public Enrique Cardona Diaz, which is recorded in the Registry at the overleaf of page 6 of volume 466 of Monacillos, property number 17,301. The foregoing mortgage was cancelled pursuant to Deed Number Five (5) executed on October twenty-second (22nd), nineteen hundred ninety-nine (1999), in San Juan, Puerto Rico, before Notary Public Hector Saldana Egozcue, a certified copy of which is filed and pending recordation at entry 133 of volume number 583 of the Book of Daily Entries of the Registry.

         TWENTY-THIRD: Miscellaneous:

                  (a) The headings of the clauses of this Mortgage have been inserted for convenience or reference only and shall in no way define, modify or restrict any of the provisions hereof;

                  (b) If any one or more of the provisions contained herein or in the Mortgage Note shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof or thereof, but each shall be considered as if such illegal, invalid or unenforceable provision had never been included;

                  (c) No failure or delay on the part of the Mortgagee in exercising any power or right hereunder shall operate as a waiver thereof or a waiver of any other term, provision or condition hereof (no single or partial exercise of any such right or power shall preclude any other or further exercise thereof or the exercise of any other right or power hereunder) and all rights and remedies of the Mortgagee hereunder are cumulative and shall not be deemed exclusive of any rights or remedies provided by law;

                  (d) Should the Mortgagor satisfy the Mortgage Note and the obligations for which the Mortgage Note is pledged or assigned as collateral security in the time and manner heretofore set forth, and respectively, comply with, and diligently execute all agreements and stipulations herein set forth, then the Mortgagee shall execute in its favor the corresponding release and cancellation of this Mortgage.

                  (e) No change, amendment, modification, cancellation or discharge of this Mortgage, or any part hereof, shall be valid unless contained in a public instrument signed by Mortgagor and Mortgagee hereto or their respective successors and assigns.

              TWENTY-FOURTH: Environmental Matters:

                  (a) Hazardous Substances. Except to the extent that failure to comply would not have a material adverse effect on the Mortgagor or the Mortgaged Property and/or would not result in or create an encumbrance, charge or claim of any kind upon the
                                                                            -26-

         Mortgaged Property, the Mortgagor shall:

                           (i) not store (except in compliance with all laws,
                  ordinances, and regulations pertaining thereto), dispose of, release or allow the release of any hazardous substance, solid waste or oil, as defined in forty-two (42) United States Code ("USC") Sections nine six zero one (9601) et sequitur, forty-two (42) USC Sections six nine zero one (6901) et sequitur, fifteen (15) USC sections two six zero one (2601) et sequitur, and the regulations promulgated thereunder, and all applicable federal, state and local laws, rules and regulations, on the Mortgaged Property;

                           (ii) neither directly nor indirectly transport or
                  arrange for the transport of any hazardous substance or oil (except in compliance with all laws, ordinances and regulations pertaining thereto);

                           (iii) in the event of any change in the laws
                  governing the assessment, release or removal of hazardous substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all such action (including, without limitation, the conducting of engineering tests at the sole expense of the Mortgagor) to confirm that no hazardous substance or oil is or ever was stored, released or disposed of on the Mortgaged Property; and

                           (iv) provide the Mortgagee with written notice: (aa)
                  upon the Mortgagor obtaining knowledge of the release of any hazardous substance or oil at or from the Mortgaged Property;
                  (bb) upon the

                  Mortgagor's receipt of any notice to such effect from any federal, state, or other governmental authority making an assessment of any expense incurred in connection with the containment, removal or remediation of any hazardous substance or oil at or from the Mortgaged Property, for which the Mortgagor may be liable or for which expense a lien may be imposed on the Mortgaged Property.


                  For purposes of this section, the terms "hazardous substance" and "release" shall have the meanings specified in the Comprehensive Environmental Response, Compensation and Liability Act of nineteen hundred eighty (1980), forty two (42) USC Sections nine six zero one
         (9601) et sequitur, ("CERCLA") and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in the Resource Conservation and Recovery Act of nineteen hundred seventy six
         (1976), forty two (42) USC Sections six nine zero one (6901) et sequitur, ("RCRA") and regulations promulgated thereunder; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of the jurisdiction where the Mortgaged Property is located establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than specified in either CERCLA and RCRA, such broader meaning shall apply.

         (b) Environmental Assessment. In addition to the Mortgagee's rights under Section (a) (iii), the

Mortgagee may, if it has reasonable basis for such request, without regard to whether Mortgagor is in default hereunder or under the Mortgage Note, require that Mortgagor obtain one or more environmental assessments of the Mortgaged Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Mortgagee evaluating or confirming (i) whether any hazardous substances or other toxic substances are present in the soil or water at or adjacent to the Mortgaged Property and (ii) whether the use and operation of the Mortgaged Property comply with all applicable federal, state and local laws, rules and regulations (herein called "Environmental Laws") relating to air quality, environmental control, release of oil, hazardous material, hazardous wastes and hazardous substances, and any and all other applicable environmental laws. Environmental assessments may include detailed visual inspections of the Mortgaged Property including, without limitation, any and all storage area, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Mortgaged Property and the use and operation thereof with all applicable Environmental Laws.

                                   ACCEPTANCE

         The appearing party ratifies, confirms and accepts this Deed because the same has been drawn in accordance with its instructions.

         I, the Notary, do hereby certify that this document was read by the appearing party; that I, the Notary, and the said appearing party can read and understand the English language; that I the Notary, advised the appearing party of the legal effects of this document in particular to the following: (a) that title reports were prepared by an independent third party and not by the undersigned Notary; (b) that a certified copy of this deed must be presented for recordation in the corresponding section of the Registry of the Property; (c) of the possibility that other documents affecting the rights herein created are presented for recordation prior to the execution and/or presentation of a certified copy of this deed and of the preference or seniority that said intervening liens, encumbrances and/or rights may gain by such prior execution or earlier presentation to the Registry of the Property;
(d) of the desirability of verifying the status of liens and encumbrances on the Property as may appear from the Registry of the Property on this date and of the adverse consequences which may result from the failure to do so; and (e) of the possible existence and pendency of additional unrecorded statutory liens and real property taxes (including the statutory legal mortgage in favor of the Commonwealth of Puerto Rico).

         I, the Notary, do hereby certify that the appearing party after reading this Deed, signed the same, and initialed every page hereof in my presence; that this document was executed by the party before me, the Notary, after waiving his right to request the presence of witnesses of which right I appraised him.

         I, the Notary, do hereby ATTEST.

         (signed) Ernesto Carattini.

         (signed, sealed, marked and flourished) Alfredo Alvarez Ibanez.